UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APPLE HOSPITALITY TWO

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE HOSPITALITY TWO, INC.

April 2, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 14, 2003

The Annual Meeting of Shareholders of Apple Hospitality Two, Inc. (the “Company”) will be held at the offices of the Company, located at 10 South Third Street, Richmond, Virginia 23219, on Wednesday, May 14, 2003 at 11:00 a.m. for the following purposes:

1.	To elect two (2) directors, each for a three-year term; and

2.	To transact such other business as may properly come before the meeting.

If you were a holder of record of any common shares of the Company at the close of business on the record date of March 21, 2003, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

A proxy card for the voting of your shares is located in the envelope in which these proxy materials were mailed. If necessary, an additional proxy card may be obtained by calling Jenny Owen in the Company’s Corporate Services Department at (804) 344-8121.

By Order of the Board of Directors

J. Philip Hart

Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON.

APPLE HOSPITALITY TWO, INC.

PROXY STATEMENT

DATED

APRIL 2, 2003

Annual Meeting of Shareholders

To Be Held

May 14, 2003

General

The enclosed proxy is solicited by the management of Apple Hospitality Two, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the offices of the Company, located at 10 South Third Street, Richmond, Virginia 23219, on Wednesday, May 14, 2003 at 11:00 a.m. (the “Annual Meeting”). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the election of the nominees named therein as directors.

This proxy statement and the enclosed proxy were mailed on or about April 2, 2003 to the common shareholders at the close of business on March 21, 2003 (the “Record Date”). With such mailing, the Company also mailed to each common shareholder on the Record Date its Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2002 (the “Annual Report”).

At the close of business on the Record Date, a total of 41,041,476 common shares of the Company (the “Common Shares”) were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If a quorum is present, two positions on the Board of Directors will be filled by the election of the properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if the nominees do not receive a majority of all votes represented and entitled to be cast.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for any nominee is to be withheld. By withholding authority in this manner, the Common Shares that otherwise could be voted by such shareholder will not be included in determining the number of Common Shares voted for such nominee. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder indicating that less than all of the Common Shares of the record shareholder on the Record Date are to be voted on a particular matter. All Common Shares that are not voted will be treated as Common Shares as to which voting authority has been withheld.

Company Information

The Company is a real estate investment trust or REIT for federal income tax purposes. The mailing address of the Company is 10 South Third Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to ADP Proxy Services, 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department.

The Company will bear the costs of the solicitation set forth in this proxy statement. The Company will provide shareholders, at its expense (except for Exhibits), with a copy of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2002, including the financial statements and schedules therein, upon written request to Jenny Owen, Corporate Services Department, at the mailing address for the Company set forth above. The Company’s Annual Report on Form 10-K also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov.

Ownership of Equity Securities

The determination of “beneficial ownership” for purposes of this proxy statement has been made in accordance with the rules and regulations of the Securities and Exchange Commission. Subsequent references to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that any securities in fact are beneficially owned by such person. The Company does not know of any person who beneficially owned, on the Record Date, more than 5% of the outstanding voting securities of the Company.

On the Record Date, the following equity securities were beneficially owned by the directors and the executive officer of the Company (including the nominees for election as directors at the Annual Meeting):

(Remainder of Page is Intentionally Blank)

Security Ownership of Management
Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common Shares	Lisa B. Kern.	22,152	*
	Michael S. Waters	22,152	*
	Bruce H. Matson	22,152	*
	Robert M. Wily	22,152	*
	Glade M. Knight	405,020	1.34%

	Above directors and executive officers as a group	493,628	1.63%

Series A	Lisa B. Kern.	22,152	*
preferred shares	Michael S. Waters	22,152	*
	Bruce H. Matson	22,152	*
	Robert M. Wily	22,152	*
	Glade M. Knight	405,020	1.34%

	Above directors and executive officers as a group	493,268	1.63%

Series C
preferred shares	Glade M. Knight	956,000	75.22%

*	Less than one percent of class.
(1)	All individuals listed in the table are directors. The Series A preferred shares were issued as part of the Company’s best efforts offering of Units. Each Unit consists of one Common Share and one Series A preferred share. The Series A preferred shares have no voting rights and are not separately tradable from the Common Shares to which they relate.
(2)	Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options. Amount include options of Apple Suites transferred to the Company on the effective date of the merger between Apple Suites, Inc. and the Company.

Election of Directors

Nominees.    Two directors have been nominated for election to the Company’s Board of Directors at the Annual Meeting. If elected, each of them would serve for a three-year term that would extend until the 2006 Annual Meeting of Shareholders, or until a successor is duly elected and qualified (except in the event of prior resignation, death or removal). Further information about them appears below.

Lisa B. Kern.    Ms. Kern, 42, is a director of the Company and a portfolio manager and Vice President of Davenport & Co., LLC, an investment banking firm in Richmond, Virginia. From 1989 to 1996, Ms. Kern was a Vice President with the Trust and Investment Management Group of Crestar Bank (now SunTrust Bank). Ms. Kern is also a director of Apple Hospitality Five, Inc. (a hospitality REIT formed by Glade M. Knight, the Chief Executive Officer and a director of the Company). Her term on the Board of Directors expires in 2003.

Michael S.    Waters. Mr. Waters, 48, is a director of the Company and the President and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Hospitality Five, Inc. His term on the Board of Directors expires in 2003.

Unless otherwise specified, all Common Shares represented by the proxies will be voted FOR the election of the nominees named above. If a nominee ceases to be available for election as a director, discretionary authority may be exercised by the named proxies to vote for a substitute. No circumstances are presently known that would cause a nominee to be unavailable for election as a director. If a quorum is present, the two properly nominated candidates who receive the greatest number of votes of the Common Shares represented and voted at the Annual Meeting will be elected as directors of the Company.

MANAGEMENT RECOMMENDS A VOTE “FOR”

EACH NOMINEE NAMED ABOVE.

Other Directors and Officers.    The following individuals are the directors of the Company whose terms expire after 2003.

Glade M. Knight.    Mr. Knight, 59, is Chairman, Chief Executive Officer and President of the Company. Mr. Knight is the founder, Chairman of the Board and Chief Executive Officer of both Cornerstone Realty Income Trust, Inc. and Apple Hospitality Five, Inc., each of which is a real estate investment trust. Mr. Knight was also the Founder, Chairman of the Board and Chief Executive Officer of Apple Suites, Inc., which was merged into the Company on January 31, 2003, as more particularly described below. Cornerstone Realty Income Trust, Inc. owns and operates apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas, and its common shares are traded under the symbol “TCR” on the New York Stock Exchange. Apple Hospitality Five, Inc. owns extended-stay hotels in selected metropolitan areas of the United States. Mr. Knight is chairman of the board of trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university’s Entrepreneurial Department of the Graduate School of Business Management. His term on the Board of Directors expires in 2004.

Bruce H. Matson.    Mr. Matson, 45, is a director of the Company and a Vice President and Director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. Mr. Matson joined LeClair Ryan in 1994 and has practiced law since 1983. He is also a director of Apple Hospitality Five, Inc. His term on the Board of Directors expires in 2005.

Robert M. Wily.    Mr. Wily, 53, is a director of the Company and a retired federal court executive. He resides in Lindon, Utah. Prior to retiring, Mr. Wily was the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey. He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Hospitality Five, Inc. His term on the Board of Directors expires in 2005.

Committees of the Board

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee as its standing committees. The Board of Directors has no nominating committee.

The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically denied to the Committee under the Company’s bylaws. The Board of Directors has adopted a written charter for its Audit Committee (a copy of which is attached as Appendix A hereto). The Audit Committee recommends to the Board of Directors (which annually ratifies) the level of distributions to shareholders and has the other functions and responsibilities set forth in the Audit Committee Charter. The Compensation Committee administers the Company’s incentive and stock option plans, and oversees the compensation and reimbursement policies for directors and officers of the Company. A report by the Audit Committee follows in another section.

The Board of Directors held a total of seven meetings during 2002 (including regularly scheduled and special meetings). The table below shows both the membership of the Company’s standing committees and the number of meetings held by those committees during 2002:

	Members of Committee	Number of Committee Meetings During 2002
Executive Committee	Glade M. Knight Bruce H. Matson Robert M. Wily	None
Audit Committee	Lisa B. Kern Michael S. Waters Robert M. Wily	Six
Compensation Committee	Bruce H. Matson Robert M. Wily	None

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee (as identified above) are “independent,” as defined in the applicable listing standards of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining Audit Committee independence).

In 2002, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she was a director). In addition, each director attended at least 75% of the total number of meetings held by all committees of the Board on which he or she served (held during the periods that he or she served).

In connection with the acquisition by the Company through merger of Apple Suites, Inc. (“Apple Suites”) (which was approved in 2002 and closed in 2003, as described below under “Certain Relationships and Agreements”), each of the Company and Apple Suites established a special committee to advise each company on matters pertaining to the merger. The Company’s special committee consisted of Mr. Matson and Mr. Wiley. The Company’s special committee met four times during 2002.

Compensation of Directors

During 2002, the directors of the Company were compensated as follows:

All Directors.    All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them in attending meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors.    The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors’ fees of $6,000, plus $1,000 for each meeting of the Board attended in person ($100 if attended by telephone) and $100 for attendance at a committee meeting (whether attended in person or by telephone). The independent directors also received grants of stock options, as specified in one of the following sections.

Members of Special Committee.    In recognition of the extraordinary services performed by the members of the special committee described in the preceding section entitled “Committees of the Board,” the Company paid to each of Mr. Matson and Mr. Wiley $15,000 in 2002. Also in 2002, Apple Suites paid to each member of its special committee organized to consider the proposed merger (Mr. Waters and Ms. Kern) a special fee of $15,000.

Non-independent Director.    Mr. Knight received no compensation from the Company for his services as a director.

Executive Officers

In 2002, the Company’s sole executive officer was Glade M. Knight. He did not receive any compensation from the Company in 2002 for performing his duties as an executive officer. Companies owned by Mr. Knight received compensation from the Company described in the “Certain Relationships and Agreements” section below. Information about him is set forth in a preceding section under the caption “Election of Directors.”

Stock Option Grants in Last Fiscal Year

In April 2001, the Company adopted a Non-Employee Directors Stock Option Plan (the “Directors Plan”) and an Incentive Stock Option Plan (the “Incentive Plan”). The Directors Plan provides for automatic grants of options to acquire Units (each of which consists of one Common Share and one Series A Preferred Share). The Directors Plan applies to directors of the Company who are not employees of the Company, Apple Suites Advisors, Inc. or Apple Suites Realty Group, Inc. The Incentive Plan permits grants of awards that may consist of restricted Units or options to acquire Units. Such awards under the Incentive Plan may be granted to certain employees (including officers and directors) of the Company, Apple Suites Advisors, Inc. or Apple Suites Realty Group, Inc.

Since adoption of the Directors Plan and the Incentive Plan, none of the participants have exercised any of their options to acquire Units. No awards were granted under the Incentive Plan in 2002. The following table shows the options to acquire Units that were granted under the Directors Plan in 2002:

Option Grants in Last Fiscal Year
Name (1)	Number of Units Underlying Options Granted in 2002(2)
Glade M. Knight	0
Lisa B. Kern	4,032
Bruce H. Matson	4,032
Michael S. Waters	4,032
Robert M. Wily	4,032

(1)	Glade M. Knight is eligible to participate only in the Incentive Plan. All other listed individuals participate in the Directors Plan.
(2)	Options granted in 2002 are exercisable for ten years from the date of grant.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors. All three directors are independent directors as defined under “Committee of the Board”. The Audit Committee operates under a written charter that was adopted by the Board of Directors on October 24, 2001, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee Charter is attached as Appendix A. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for the fiscal year 2002 with management, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements by Ernst & Young LLP has been carried out in accordance with generally accepted auditing standards.

Lisa B. Kern, Chairperson

Michael S. Waters

Robert M. Wily

Certain Relationships and Agreements

The Company has significant transactions with related parties. These transactions cannot be construed to be arms-length and the results of its operations might be different if these transactions were conducted with non-related parties.

On October 23, 2002, the boards of directors of the Company and Apple Suites approved a merger transaction in which Apple Suites would become a subsidiary of the Company. On October 24, 2002, an agreement and plan of merger was signed by the Company, Hospitality Acquisition Company and Apple Suites. The merger occurred on January 31, 2003. In the merger, each Apple Suites common share was converted into the right to receive one Unit of the Company, each Unit consisting of one common share and one Series A preferred share of the Company, unless the Apple Suites common shareholder elected to receive $10.00 in cash per Apple Suites common share, subject to a limit on the cash to be paid in the merger.

As of December 31, 2002, the Company had contracted with Apple Suites Realty Group, Inc., a Virginia corporation (“ASRG”), to provide brokerage services for the acquisition and disposition of its real estate assets. In accordance with the contract, ASRG was paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. For the year ended December 31, 2002 and the period January 17, 2001 through December 31, 2001, ASRG earned $5,866,784 and $2,380,000, respectively, under this agreement. ASRG is owned by Mr. Glade M. Knight, the Company’s Chairman. Concurrent with the Company’s merger with Apple Suites on January 31, 2003, the agreement with ASRG was terminated.

As of December 31, 2002, the Company had contracted with Apple Suites Advisors, Inc. (“ASA”) to advise and provide the Company day-to-day management services and due diligence services on acquisitions. In accordance with the contract, the Company paid ASA a fee equal to 0.1% to 0.25% of total equity contributions it received in addition to certain reimbursable expenses. For the year ended December 31, 2002 and the period January 17, 2001 through December 31, 2001, ASA earned $568,170 and $157,350, respectively, under this agreement. Concurrent with the Company’s merger with Apple Suites on January 31, 2003, the advisory agreement with ASA was terminated and no further advisory fees were due under that agreement. To implement the termination of the advisory agreement, the Company purchased ASA. The Company acquired all of Mr. Glade M. Knight’s stock in ASA instead of paying a $6.48 million termination fee due ASA under the advisory agreement. The consideration Mr. Knight received for his stock is detailed below.

Mr. Knight, a director of the Company and Apple Suites, and chairman of the board and president of the Company and Apple Suites, had additional economic interests in the merger, the related termination of the advisory agreements between each of the Company and Apple Suites and ASA, and the related termination of the property acquisition/distribution agreements between each of the Company and Apple Suites and ASRG. In connection with the merger, Mr. Knight received:

(1)	$2 million cash and a non-interest bearing promissory note, due four years after the merger, in a principal amount of $4.48 million, in connection with the Company’s acquisition of Mr. Knight’s stock in ASA, which had been the external manager of the Company and Apple Suites, instead of paying a $6.48 million termination fee that would have otherwise have been due ASA under its advisory agreement with the Company. In connection with the acquisition, the advisory agreement was terminated and no further advisory fees were due under that agreement.

(2)	1,073,000 newly created Hospitality Series C convertible preferred shares in exchange for his Series B convertible preferred shares in the Company. Mr. Knight would have otherwise been entitled to receive 1,073,000 Units upon conversion of his Series B convertible preferred shares in connection with the termination of the Company’s advisory agreement with ASA and the Company’s property acquisition/distribution agreement with ASRG. The new Series C convertible preferred shares of the Company have a liquidation preference comparable to the Series B convertible preferred shares, in that holders of Series C convertible preferred shares receive no payments in a liquidation for their Series C convertible preferred shares until holders of Units are paid in full for their Series A preferred shares. Consequently, holders of Units are entitled to receive $10.00 per share in cash on liquidation, before any payments would be made to Mr. Knight or the other holders of Series C convertible preferred shares for their Series C convertible preferred shares. Each Series C convertible preferred share is convertible into one Unit upon either of the following triggering events:

(i)	the Company transfers substantially all of its assets, stock or business as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or

(ii)	the Company lists its Units on a securities exchange or quotation system or in any established market.

The Company’s Series C convertible preferred shares also have the same voting rights and rights to receive dividend distributions as if they had already been converted to Units.

(3)	405,000 Units on conversion of his Apple Suites Class B convertible preferred shares. Each Suites Class B convertible preferred share, pursuant to its terms, converted into two Suites common shares in connection with the merger. Pursuant to the merger, Mr. Knight’s Apple Suites Class B convertible preferred shares were exchanged for 405,000 Units, or one Unit for each Apple Suites common share, the same exchange ratio applicable to all other Apple Suites common shareholders in the merger.

During 2002, Mr. Knight also served as the President and Chairman of Cornerstone Realty Income Trust, Inc., an apartment REIT, Apple Suites, Inc., a hospitality REIT formed in 1999, and Apple Hospitality Five, Inc., a hospitality REIT formed in 2002. During 2002, Cornerstone Realty Income Trust, Inc. provided the Company with services for acquisitions, offering assistance and other items, and was paid approximately $506,459 by the Company in return. During 2002, Apple Suites, Inc. provided services and rental space to the Company and was paid $82,005 by the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, are required to file reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that the filing requirements were satisfied in 2002. In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission.

Independent Public Accountants

The firm of Ernst & Young LLP served as independent auditors for the Company in 2002. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company’s independent auditors for 2003, based on the recommendation of the Audit Committee. Independent accounting fees for 2002 are shown in the table below:

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
$180,000	—	$225,630*

*	Such fees were for audit-related services, including accounting consultation and services related to registration statements.

Matters to be Presented Next Year at the 2004 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2004 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia no later than December 1, 2003.

For shareholder proposals not included in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders, the persons named and appointed by the Board of Directors proxy will be entitled to exercise discretionary voting power under the circumstances set forth in Rule 14a-4(c) under the Securities Exchange Act of 1934, unless the shareholder making the proposal both notifies the Secretary of the Company of the proposal by February 15, 2004 and follows the procedures specified in such Rule.

[The rest of this page is intentionally left blank.]

Other Matters for the 2003 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

J. Philip Hart

Secretary

April 2, 2003

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

APPENDIX A

Apple Hospitality Two, Inc.

Audit Committee Charter

This charter governs the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors to the charter annually.

Structure and Membership

The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom is independent of management and the Company within the meaning of the rules of the New York Stock Exchange (“NYSE”). Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise, within the meaning of the NYSE rules.

Statement of Policy

The Audit Committee shall provide assistance to, and serve as the representative of, the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The policies and procedures of the Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee will supplement them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval, if appropriate.

•	The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the

A-1

auditors and the Company, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and for recommending that the Board of Directors take appropriate action in response to the auditors’ report to satisfy itself as to the auditors’ independence. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the Company’s accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (and the annual report to shareholders), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall undertake all actions requisite to the preparation of an annual report of the Audit Committee, as required by the rules of the Securities and Exchange Commission, and shall cause such report to be prepared and included in the Company’s proxy statements, all as required by such rules.

•	Additionally, the Audit Committee will:

1.	Hold no less than three regularly scheduled meetings each year, and other meetings from time to time as may be called pursuant to the Company’s Bylaws.

2.	Review with representatives of the independent auditors:

a.	The plan for and scope of its annual audit of the Company’s financial statements.

b.	The results of the annual audit.

c.	Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company’s internal controls, policies, and procedures.

d.	Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company’s financial statements.

3.	Review the extent of any services outside the audit area performed for the Company by its firm of independent auditors.

4.	Review the fees proposed by the Company’s independent auditors for their services.

5.	Review the work of the Company’s internal audit department with the internal auditors including management’s responses to recommendations made and plans for future audit coverage.

6.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

A-2

PROXY Apple Hospitality Two, Inc. 10 South Third Street Richmond, VA 23219

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

The undersigned hereby appoints David S. McKenney, Martin B. Richards and J. Philip Hart as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Apple Hospitality Two, Inc. held by the undersigned on March 21, 2003, at the Annual Meeting of Shareholders to be held on May 14, 2003, or any adjournment thereof.

Management recommends a vote of “FOR” in item 1.

1.	ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY

(except as marked to the contrary below) ❒	to vote for all nominees listed below ❒

(INSTRUCTIONS:    To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

Lisa B. Kern and Michael S. Waters

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

(Continued on reverse side)

Please indicate whether you plan to attend the Annual Meeting in person:         ❒     Yes                     ❒     No

Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: , 2003
Printed Name
Signature Signature if held jointly
Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.	Title of Signing Person (if applicable)